Exhibit 99.1

American Software Reports Preliminary Third Quarter of Fiscal Year 2014 Results

Operating Earnings Increase 54% for the Quarter

ATLANTA--(BUSINESS WIRE)--February 27, 2014--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the third quarter of fiscal 2014. The Company has delivered 52 consecutive quarters of profitability.

Key third quarter financial metrics:

  Total revenues for the quarter ended January 31, 2014 were $24.4 million, an increase of 6% over the comparable period last year.
  Software license fee revenues for the quarter ended January 31, 2014 were $5.0 million, an increase of 2% over the same period last year.
  Services and other revenues for the quarter ended January 31, 2014 increased 6% to $10.2 million compared to $9.6 million for the same period last year.
  Maintenance revenues for the quarter ended January 31, 2014 were $9.3 million compared to $8.6 million, an increase of 8% over the same period last year.
  Operating earnings for the quarter ended January 31, 2014 were $3.5 million, an increase of 54% compared to the same period last year.
  GAAP net earnings for the quarter ended January 31, 2014 were $2.5 million or $0.09 per fully diluted share, an increase of 16% over the same period last year.
  Adjusted net earnings for the quarter ended January 31, 2014, which excludes stock-based compensation expense and amortization of acquisition-related intangibles, were $2.8 million or $0.10 per fully diluted share compared to $2.5 million or $0.09 per fully diluted share for the same period last year, which also excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA was $4.4 million for the quarter ended January 31, 2014 compared to $3.7 million for the quarter ended January 31, 2013. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

Key fiscal 2014 year to date financial highlights:

  Total revenues for the nine months ended January 31, 2014 were $74.7 million, a 1% decrease over the comparable period last year.
  Software license fees for the nine-month period were $14.4 million, a 7% decrease compared to the same period last year. The Company booked an additional $1.1 million in the second quarter that will be recognized over an approximately three-year period.
  Services and other revenues were $33.1 million, a 4% decrease compared to the same period last year.
  Maintenance revenues were $27.2 million, a 7% increase over the comparable period last year.
  For the nine months ended January 31, 2014, the Company reported operating earnings of approximately $11.3 million, a 10% increase over the same period last year.
  GAAP net earnings were approximately $7.8 million or $0.28 per fully diluted share for the nine months ended January 31, 2014, a 6% increase compared to $7.3 million or $0.27 per fully diluted share for the same period last year.
  Adjusted net earnings for the nine months ended January 31, 2014, which excludes stock-based compensation expenses and acquisition-related amortization of intangibles, were $8.7 million or $0.31 per fully diluted share, compared to $8.3 million or $0.30 per fully diluted share for the same period last year, which also excluded stock-based compensation expenses and acquisition-related amortization of intangibles.
  Adjusted EBITDA was $14.3 million for the nine months ended January 31, 2014 compared to $14.5 million for the nine months ended January 31, 2013. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $74.5 million as of January 31, 2014. The Company increased cash and investments by approximately $16.8 million when compared to January 31, 2013. During the third quarter, the Company paid approximately $2.8 million in dividends and announced that its Board of Directors declared a quarterly dividend of $.10 per share payable to the Class A and Class B Common Shareholders of record at the close of business on May 9, 2014. The dividend will be paid on or about May 23, 2014.

“Third quarter operating earnings increased by 54% fueled by growth in all three revenue streams including license fees, services and maintenance,” stated Mike Edenfield, president and CEO of American Software. “Although the global economic environment continues to be dynamic, companies are starting to address the volatility and complexity with more comprehensive supply chain planning capabilities that deliver increased visibility, greater accuracy and a platform for growth.”

“We believe companies are beginning to invest more strategically as they strive to better manage supply chain business processes across their increasingly complex global networks. This translates into competitive evaluations that span a broader footprint of our software and services solutions including cloud and managed services,” continued Edenfield. “We remain optimistic about the quarters ahead and continue to invest aggressively in our product portfolio and people.”

Additional highlights for the third quarter of fiscal 2014 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the third quarter include: ASICS America, Blank Generation, Bodybuilding.com, Brightstar Corporation, Hostess, Jackson Family Wines, Party City Holdings, Signal Products, and Taylor Fresh Foods.
  During the quarter, software license agreements were signed with customers located in the following 11 countries: Australia, Canada, China, Czech Republic, Denmark, France, Ireland, Sweden, the United Arab Emirates, the United Kingdom, and the United States.
  NGC Software, a wholly-owned subsidiary of the Company, announced SRI (Summit Resource International, Inc.) is extending its relationship with the company to include NGC’s Global Enterprise Suite which includes fully integrated PLM, ERP and supply chain solutions. The deployment will help SRI, the worldwide license holder to design, manufacture and distribute Cat® branded apparel, improve workflows, productivity and its speed to market.
  Logility, a wholly-owned subsidiary of the Company, announced that Johnstone Supply, the leading cooperative wholesale distributor in the HVACR industry with more than $1.4 billion in annual sales, continues to realize improvements in its supply chain performance following an upgrade to Logility Voyager Solutions™ Version 8 platform. Voyager Solutions provides Johnstone Supply a solid planning foundation and helps the company balance its inventory to minimize costs while providing exceptional customer service and in-stock availability.
  Logility hosted a live, educational webinar, “The Journey to Supply Chain Metrics that Matter,” with its customer Sonoco Products and research firm Supply Chain Insights. The online event discussed the metrics that can drive the greatest impact when correlating supply chain performance with corporate performance.
  During the quarter Logility announced keynote speakers for Connections 2014, the company’s upcoming customer conference. Bill Nienburg, vice president of global merchandising and sales planning at Under Armour, will discuss how planning process and software improvements have played an instrumental role in Under Armour's continued global expansion and development of innovative footwear, apparel and accessories that helps athletes everywhere perform their best. Additionally, Bryan Ball, vice president and research director for Aberdeen’s Supply Chain and Supplier Management Practice, will share the best practices and innovative initiatives today’s leading organizations rely on to make a significant impact on supply chain and business performance.
  Demand Management, a wholly-owned subsidiary of Logility, revealed the winners of its DSCOVER 2013 awards. Demand Management recognized eight individuals for supply chain excellence in six product categories, and also honored 13 of its longest-tenured customers for their loyalty dating back as far as 22 years. A few of the companies recognized include Encompass Group, Drive Products, Mizuno USA, Certified Transmission Rebuilders, Art Van Furniture, Ventura Foods, and Smith-Cooper International.

Company & Technology

  Logility was voted a top supply chain management solution provider in both the supply chain planning and supply chain execution categories for the 14th consecutive year by the readers of Consumer Goods Technology. The recognition, based solely on the votes of supply chain executives and practitioners at consumer goods companies, also named Logility the number one vendor in customer satisfaction for supply chain execution and the SMB market leader in supply chain planning.
  Logility also announced that industry research firm Aberdeen Group published its latest findings on the importance of Sales and Operations Planning (S&OP) in the report “S&OP: Non-Negotiable as a Process.” The research showed Best-in-Class companies turn to best-of-breed solutions like Logility Voyager Solutions to improve forecast accuracy, increase margins and gain the ability to quickly evaluate multiple business scenarios.
  Food Logistics magazine named Logility and Demand Management to the publication’s list of Top 100 Technology Providers. Logility Voyager Solutions and Demand Solutions® were highlighted for driving enhanced, end-to-end supply chain visibility and helping food and beverage companies boost supply chain efficiency. More than 165 companies submitted applications to be considered as a top technology provider to the food and beverage industries.
  NGC Software earned top 10 rankings in more than a dozen categories in the 2013 RIS News Software LeaderBoard. The LeaderBoard, now in its 13th year, is an influential guide to Best-in-Class retail technology software companies. Based entirely on retailer evaluations, the LeaderBoard ranks technology vendors based on customer satisfaction across a wide range of criteria, serving as an objective guide to help retailers find the vendors and solutions they need.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain management solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; sales and operations planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Logility customers include Fender Musical Instruments, Parker Hannifin, SPANX, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as AutomationDirect.com, Campbell Hausfeld and Lonely Planet. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc.. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2014	2013	Pct Chg.	2014	2013	Pct Chg.
Revenues:
License	$5,002	$4,926	2%	$14,412	$15,512	(7%)
Services & other	10,167	9,564	6%	33,057	34,371	(4%)
Maintenance	9,258	8,586	8%	27,207	25,370	7%
Total Revenues	24,427	23,076	6%	74,676	75,253	(1%)

Cost of Revenues:
License	727	1,797	(60%)	3,122	4,609	(32%)
Services & other	7,695	7,354	5%	23,916	24,119	(1%)
Maintenance	2,042	1,893	8%	5,994	5,803	3%
Total Cost of Revenues	10,464	11,044	(5%)	33,032	34,531	(4%)

Gross Margin	13,963	12,032	16%	41,644	40,722	2%

Operating expenses:
Research and development	3,100	3,044	2%	8,845	9,264	(5%)
Less: capitalized development	(762)	(835)	(9%)	(2,403)	(2,646)	(9%)
Sales and marketing	5,032	4,868	3%	14,444	14,626	(1%)
General and administrative	2,882	2,590	11%	9,106	8,639	5%
Provision/(Recovery) for doubtful accounts	47	(51)	nm	(37)	216	nm
Amortization of acquisition-related intangibles	125	125	0%	375	375	0%

Total Operating Expenses	10,424	9,741	7%	30,330	30,474	0%

Operating Earnings	3,539	2,291	54%	11,314	10,248	10%
Interest Income & Other, Net	198	457	(57%)	659	1,039	(37%)
Earnings Before Income Taxes	3,737	2,748	36%	11,973	11,287	6%
Income Tax Expense	1,260	608	107%	4,210	3,954	6%
Net Earnings	$2,477	$2,140	16%	$7,763	$7,333	6%
Earnings per common share: (1)
Basic	$0.09	$0.08	13%	$0.28	$0.27	4%
Diluted	$0.09	$0.08	13%	$0.28	$0.27	4%

Weighted average number of common shares outstanding:
Basic	27,686	27,193		27,499	27,139
Diluted	28,187	27,614		27,972	27,601

nm- not meaningful

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2014	2013	Pct Chg.	2014	2013	Pct Chg.
NON-GAAP EBITDA:
Net Earnings (GAAP Basis)	$2,477	$2,140	16%	$7,763	$7,333	6%
Income tax expense	1,260	608	107%	4,210	3,954	6%
Interest Income & Other, Net	(198)	(457)	(57%)	(659)	(1,039)	(37%)
Amortization of intangibles	170	769	(78%)	1,109	2,308	(52%)
Depreciation	265	264	0%	788	810	(3%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	3,974	3,324	20%	13,211	13,366	(1%)

Stock-based compensation	382	342	12%	1,081	1,117	(3%)
Adjusted EBITDA	$4,356	$3,666	19%	$14,292	$14,483	(1%)

EBITDA , as a percentage of revenues	16%	14%		18%	18%

Adjusted EBITDA , as a percentage of revenues	18%	16%		19%	19%

	Third Quarter Ended			Nine Months Ended
	January 31,			January 31,
	2014	2013	Pct Chg.	2014	2013	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$2,477	$2,140	16%	$7,763	$7,333	6%
Amortization of acquisition-related intangibles (2)	83	97	(14%)	243	244	0%
Stock-based compensation (2)	253	266	(5%)	700	726	(4%)
Adjusted Net Earnings	$2,813	$2,503	12%	$8,706	$8,303	5%

Adjusted non-GAAP diluted earnings per share	$0.10	$0.09	11%	$0.31	$0.30	3%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.09 and $0.28 for the three and nine months ended January 31, 2014, respectively. Diluted per share for Class B shares under the two-class method are $0.08 and $0.27 for the three and nine months ended January 31, 2013, respectively.
(2) - Tax affected using the effective tax rate for the three and nine months period ended January 31, 2014 and 2013.

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	January 31,	April 30,
	2014	2013

Cash and Short-term Investments	$65,796	$59,766
Accounts Receivable:
Billed	14,082	13,179
Unbilled	4,027	3,741
Total Accounts Receivable, net	18,109	16,920
Prepaids & Other	3,514	3,162
Current Assets	87,419	79,848

Investments - Non-current	8,665	6,658

PP&E, net	3,899	4,482
Capitalized Software, net	10,484	8,708
Goodwill	13,819	12,601
Other Intangibles, net	675	687
Other Non-current Assets	124	86
Total Assets	$125,085	$113,070

Accounts Payable	$993	$1,207
Accrued Compensation and Related costs	3,019	2,961
Dividend Payable	2,788	-
Other Current Liabilities	3,394	2,969
Deferred Tax Liability - Current	56	332
Deferred Revenues - Current	21,977	21,291
Current Liabilities	32,227	28,760

Deferred Revenues - Non-current	740	-
Deferred Tax Liability - Non-current	1,696	1,066
Other Long-term Liabilities	366	-
Long-term Liabilities	2,802	1,066

Total Liabilities	35,029	29,826

Shareholders' Equity	90,056	83,244

Total Liabilities & Shareholders' Equity	$125,085	$113,070

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Nine Months Ended,
	January 31,
	2014	2013

Net cash provided by operating activities	$14,381	$10,915

Capitalized computer software development costs	(2,402)	(2,647)
Purchases of property and equipment, net of disposals	(205)	(546)
Proceeds from maturities of investments	225	968
Purchase of business, net of cash acquired	(1,191)	-

Net cash used in investing activities	(3,573)	(2,225)

Repurchase of common stock	-	(758)
Excess tax benefits from stock based compensation	349	108
Proceeds from exercise of stock options	3,352	1,612
Dividends paid	(2,751)	(15,471)

Net cash provided by (used in) financing activities	950	(14,509)

Net change in cash and cash equivalents	11,758	(5,819)
Cash and cash equivalents at beginning of period	41,164	39,111

Cash and cash equivalents at end of period	$52,922	$33,292

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer